Exhibit 99.1

Fulton Financial Corporation Acquires Substantially All of the Assets and Assumes Substantially All of the Deposits of Republic First Bank From the FDIC

Company Release - 4/26/2024 7:03 PM ET

Fulton doubles regional presence while providing stability to customers

LANCASTER, Pa. & PHILADELPHIA—(BUSINESS WIRE)— Fulton Financial Corporation (NASDAQ: FULT) (the “Corporation”) today announced that its bank subsidiary, Fulton Bank, N.A. (“Fulton”), has acquired substantially all of the assets and assumed substantially all of the deposits of Republic First Bank, doing business as Republic Bank (“Republic Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”). All regulatory approvals, including approval from the Office of the Comptroller of the Currency, have been obtained, and the transaction has closed.

“With this transaction, we are excited to double our presence across the region,” said Fulton Chairman and CEO Curt Myers. “We look forward to welcoming Republic Bank’s team members and customers to Fulton and providing our comprehensive set of consumer, commercial and wealth advisory products and services to even more customers.”

During the transition, Republic Bank depositors will continue to have uninterrupted access to their accounts through online banking or by writing checks, using existing ATMs or debit cards. Republic Bank depositors will become Fulton depositors and do not need to change their banking relationship to retain their federally insured deposit insurance coverage.

Beginning as early as tomorrow, former Republic Bank financial centers will reopen as Fulton with their regularly scheduled operating hours.

Additionally, as part of this transaction, Fulton Bank is making a $5 million donation to the Fulton Forward® Foundation to provide additional impact grants to nonprofit community organizations across the region that share Fulton’s vision of advancing economic empowerment, particularly in underserved communities.

Key transaction terms include:

•	Purchased assets of approximately $6 billion, including an investment portfolio of approximately $2.0 billion and loans of approximately $2.9 billion.

•	Assumed liabilities of approximately $5.3 billion, including deposits of approximately $4 billion and other borrowings and liabilities of approximately $1.3 billion.

As a result of the transaction, Fulton Bank:

•	Significantly advances its growth plan in a strategically important market.

•	Almost doubles its presence in the Philadelphia market with combined company deposits of approximately $8.6 billion.

•	Reduces its loan to deposit ratio from 99% to 92%, improving its liquidity profile.

Investor Call

Fulton will host a conference call and audio webcast at 11 a.m. on April 29, 2024. Fulton Chairman and CEO Curt Myers and Interim Chief Financial Officer Betsy Chivinski will host the call.

The link to the webcast of this call can be found at http://investor.fultonbank.com. The webcast will be archived on Fulton’s website following the call. Participants can also access the audio-only webcast at: https://edge.media-server.com/mmc/p/ap9sadhf.

Piper Sandler & Co. and BofA Securities, Inc. acted as financial advisors to Fulton in connection with the transaction. Sullivan & Cromwell LLP acted as legal advisor.

Safe Harbor Statement

This press release contains forward-looking statements with respect to the financial condition, results of operations and business of the Corporation. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the “SEC”) and are, or will be, available in the Investor Relations section of the Corporation’s website (www.fultonbank.com) and on the SEC’s website (www.sec.gov).

About Fulton Bank, N.A.

Headquartered in Lancaster, Pa., Fulton Bank is a premier community bank in the Mid-Atlantic region. As a subsidiary of Fulton Financial Corporation, a $27 billion financial services holding company, Fulton Bank offers a broad array of products and services at more than 200 financial centers across Pennsylvania, New Jersey, Maryland, Delaware, and Virginia. At Fulton Bank, we seek to change lives for the better by building strong customer relationships, providing significant community support and empowering more than 3,400 employees to do the same. Through the Fulton Forward® initiative, we’re helping build vibrant communities. Learn more at www.FultonBank.com. Fulton Bank, N.A., Member FDIC. Equal Housing Lender.

Media:

Lacey Dean

(717) 735-8688

Investor:

Matt Jozwiak

(717) 327-2657